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                                                                    Exhibit 15.1

The Board of Trustees
Archstone-Smith Trust:


         With respect to this Post-Effective Amendment No. 2 on Form S-3 to the registration statement on Form S-4 of Archstone-Smith Trust, we acknowledge our awareness of the incorporation by reference therein of our report dated May 4, 2001 related to our review of the interim financial information of Archstone Communities Trust as of March 31, 2001 and for the three-month periods ended March 31, 2001 and 2000 and our report dated July 25, 2001, except as to Note 10, which is as of July 27, 2001, related to our review of interim financial information of Archstone Communities Trust as of June 30, 2001 and for the three and six-month periods ended June 30, 2001 and 2000.


         Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such reports are not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


/s/ KPMG LLP
Chicago, Illinois
November 9, 2001